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                                                                    EXHIBIT 10.1



RETROCEDENT:                         PXRE Reinsurance Ltd., Hamilton, Bermuda

RETROCESSIONAIRE:                    Select Reinsurance Ltd., Hamilton, Bermuda

PERIOD: January 1st 2004 (the "Effective Date") to December 31st, 2004, both days inclusive.

TYPE:                                Specific Retrocessional Quota Share

CLASS: To indemnify the Retrocedent for 53% of all losses under the Amlin Syndicate #2001, 2004 Excess of Loss Reinsurance Transaction ("Business Covered") entered into between Amlin Syndicate 2001 and PXRE Reinsurance Ltd.

TERRITORIAL SCOPE:                   Worldwide

AGGREGATE LIMIT:                     53% of the Aggregate Limit assumed by the
                                     Retrocedent under the Business Covered.

RETROCESSIONAL PREMIUM:              53% of the premium due to the Retrocedent,
                                     which is expected to approximate $2.63
                                     million. The Retrocedent shall pay four quarterly deposit premiums to the
                                     Retrocessionaire as follows:

                                     $660,000 payable at February 15th, 2004
                                     $660,000 payable at April 1st, 2004
                                     $660,000 payable at July 1st, 2004
                                     $660,000 payable at October 1st, 2004

                                     Such deposit premiums shall be remitted net of the Ceding Commission.

CEDING COMMISSION:                   22% of Retrocessional Premium.

WORDING: To be mutually agreed by the Retrocedent and Retrocessionaire.

COLLATERAL:                          The Retrocessionaire shall provide to the
                                     Retrocedent collateral in the form of
                                     either a) cash, b) investment grade bonds
                                     which have a minimum rating of not less
                                     than AA by S&P or Aa by Moody's, or c)
                                     hedge funds meeting the applicable 2002
                                     Patriot Trust investment guidelines, the
                                     combined total of which shall have an
                                     Adjusted Collateral Value of USD $10.9
                                     million. The determination of the Adjusted
                                     Collateral Value shall be the actual market
                                     value of the cash, investment grade bonds
                                     or hedge funds multiplied by the following
                                     factors:
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                                       1) For cash, 100%;
                                       2) For investment grade bonds, 100%;
                                       3) For hedge funds, 80%

                                     Such collateral (the "Pre-Loss Collateral") shall be deposited by the Retrocessionaire in the 2002 Patriot Trust upon execution of this Contract or completion of the revisions to the Patriot Trust and the change of Trustee, whichever is later but in no event later than May 1, 2004. Retrocedent acknowledges that is has reviewed the revisions to the Patriot Trust contemplated by Retrocessionaire, that they are acceptable in principle and that Retrocedent does not contemplate offering any other revisions. Both parties acknowledge that additional changes may be required by the new Trustee. Should the Adjusted Collateral Value fall below $10.9 million as of any calendar month end, the Retrocessionaire shall be required to deposit additional collateral with an Adjusted Collateral Value equivalent to the amount of the deficiency into The 2002 Patriot Trust within 5 business days of the date the Retrocessionaire becomes aware of such deficiency, but in no case later than 20 days after the end of the calendar month in which the deficiency exists.

                                     The Patriot Trust Agreement shall contain other provisions governing the collateral hereunder, including the right of Retrocessionaire to substitute collateral.


PXRE Reinsurance Ltd
Hamilton, Bermuda

  /s/ Robert P. Myron                         February 24, 2004
---------------------------                   -----------------
Signature                                           Date

  Chief Financial Officer
---------------------------
Title

Select Reinsurance Ltd.
Hamilton, Bermuda


  /s/ Brant L. Kizer                         February 24, 2004
---------------------------                  ------------------
Signature                                            Date

  Vice President
---------------------------
Title